UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 1*

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2004

MARINER HEALTH CARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49813	74-2012902
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Ravinia Drive, Suite 1500 Atlanta, Georgia		30346 (Zip Code)
(Address of principal executive offices)

(678) 443-7000 (Registrant’s telephone number, including area code)

*     This Amendment No. 1 amends the Current Report on Form 8-K, originally filed on June 29, 2004 disclosing the execution of the Agreement and Plan of Merger dated as of June 29, 2004 between Mariner Health Care, Inc., National Senior Care, Inc. and NCARE Acquisition Corp. (the “Merger Agreement”). The purpose of this Amendment No. 1 is to file a version of the Merger Agreement containing corrections to certain typographical errors appearing in the version originally filed.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits

     2.1   Agreement and Plan of Merger, dated as of June 29, 2004, among Mariner Health Care, Inc., National Senior Care, Inc., and NCARE Acquisition Corp.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINER HEALTH CARE, INC.

July 2, 2004	By:	/s/ Boyd P. Gentry

Boyd P. Gentry
Senior Vice President and Treasurer